Exhibit 10.22

UDR, INC.

1999 LONG TERM INCENTIVE PLAN

CLASS 1 PERFORMANCE LTIP UNIT AWARD AGREEMENT

Grantee:	[Name]

Class 1 Performance LTIP Units:	[Units]
Date of Award:	[Date]
Vesting Commencement Date:	[Date]

1.Grant of LTIP Units.   Pursuant to the Partnership Agreement, the UDR, Inc. 1999 Long-Term Incentive Plan, as amended, including pursuant to the amended and restated plan (the “Restated Plan”) to be submitted to the shareholders of UDR, Inc. (the “Company”) for approval at the 2021 annual meeting (the “Plan”) in consideration of the agreement by the Grantee named above (the “Grantee”) to provide services to or for the benefit of United Dominion Realty, L.P. (the “Partnership”), the Partnership hereby (a) grants to the Grantee, as additional compensation for such services, and subject to Section 2 and the other restrictions and terms and conditions set forth in the Plan and in this Class 1 Performance Unit Award Agreement (this “Agreement”), the Class 1 Performance LTIP Units indicated above (the “LTIP Units”), and (b) if not already a Partner, admits the Grantee as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement.  The Partnership and the Grantee acknowledge and agree that the LTIP Units are issued to the Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Grantee becoming a Partner.  To the extent not an existing Partner, the Grantee shall be admitted to the Partnership as an additional Limited Partner with respect to the LTIP Units only upon the satisfactory completion of the applicable requirements set forth in the Partnership Agreement, including the requirements set forth in Section 4 of Exhibit H to the Partnership Agreement.  At the request of the Partnership, the Grantee shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Grantee acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement.  The LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan and/or the Partnership Agreement, as applicable.

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2.Date of Issuance of the LTIP Units.  Notwithstanding anything herein to the contrary, the Class 1 Performance LTIP Units shall be issued as of the Date of Award set forth above.
3.Certain Additional Terms of the Class 1 Performance LTIP Units.  For each of the Class 1 Performance LTIP Units:
(a)The “Expiration Date” is the 10th anniversary of the Date of Award.
(b)The “Initial Sharing Percentage” is __%.
(c)The “Issue Price” is $_____, which is the REIT Share Value on the Date of Award.
(d)The “Full Distribution Participation Date” is the Conversion Date on which such Class 1 Performance LTIP Unit is converted into any portion of one or more Class 1 LTIP Units under Section 12 of Exhibit H to the Partnership Agreement.
(e)Any Class 1 Performance LTIP Unit not yet converted under Section 12 of the Partnership Agreement as of immediately after the Expiration Date shall be subject to the Partnership Call Right set forth in Section 7 below.
4.Vesting of LTIP Units.  Subject to the restrictions described in Section 5 below, 100% of the LTIP Units subject to this Agreement shall vest and cease to be subject to the restrictions set forth in Section 5 on the first anniversary of the Vesting Commencement Date set forth above or, if earlier, on the date set forth in paragraph (b) or (c) of Section 6 hereof.
5.Restrictions.  The LTIP Units are subject to each of the following restrictions.  “Restricted Units” means those LTIP Units that have not vested.  Without the consent of the Committee (which it may give or withhold in its sole discretion), Restricted Units may not be sold, transferred, exchanged, redeemed, assigned, pledged, hypothecated or otherwise encumbered (collectively, “Transferred”).  If the Grantee’s service with the Company or any Parent or Subsidiary terminates for any reason other than as set forth in paragraph (b) or (c) of Section 6 hereof, all Restricted Units will automatically and without any further action thereupon be cancelled and forfeited without payment of any consideration therefor, and the Grantee shall have no further right, title or interest in and to the Restricted Units.  No LTIP Units which have not vested as of the date of the Grantee’s termination of service and do not vest pursuant to paragraph (b) or (c) of Section 6 hereof shall thereafter become vested unless otherwise determined by the Committee, in its sole discretion.

The restrictions imposed under this Section 5 shall apply to all securities issued with respect to Restricted Units hereunder in connection with any merger, reorganization, consolidation, re-capitalization, stock dividend, unit distribution or other change in corporate structure affecting the common stock of the Company or the Partnership Units of the Partnership

6.Expiration and Termination of Restrictions.   The restrictions imposed under Section 5 will expire on the earliest to occur of the following:
(a)On the date the Units vest pursuant to Section 4;

(b)On the date of termination of the Grantee’s service with the Company or any Parent or Subsidiary (or any successor thereof) because of his or her death, Disability or Retirement; or
(c)On the date specified by the Committee or (i) if (and only if) the Restated Plan is not approved by shareholders, pursuant to Section 14.10 of the Existing Plan, upon the occurrence of a Change of Control) and (ii) if the Restated Plan is approved by shareholders, pursuant to Section 14.10 of the Restated Plan, on the date of termination of the Grantee’s service with the Company or any Parent or Subsidiary (or any successor thereof) by the Company or any Parent or Subsidiary (or any successors thereof) without Cause (as defined below) if such termination without Cause occurs on or within 12 months following the date of a Change of Control.  For clarity, if the Restated Plan is approved by shareholders, the LTIP Units will not vest solely due to a Change of Control pursuant to Section 14.10 of the Existing Plan.

For purposes of this Agreement, the term “Cause” means, unless an agreement between the Grantee and the Company states otherwise, (i) failure by the Grantee to perform the duties of the Grantee to the Company or any Parent or Subsidiary (or any successor thereof) (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Grantee to perform his or her duties has not been cured to the satisfaction of the Company, in its reasonable discretion, within 15 days after written notice of such failure has been given by the Company to Grantee; (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Grantee; (iii) any action by the Grantee intentionally causing damage to or misappropriation of the Company’s or any Parent’s or Subsidiary’s (or any of their successor’s) assets; (iv) the Grantee’s wrongful disclosure of confidential information of the Company or any Parent or Subsidiary (or any successor thereof); (v) the Grantee’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants related to the Company or any Parent or Subsidiary (or any successor thereof) to which he or she is subject, and/or (y) the Grantee’s duty of loyalty; or (vi) performance by the Grantee of his or her duties in a manner deemed by the Committee, in its reasonable discretion, to be grossly negligent.

7.Partnership Call Right.  Any Class 1 Performance LTIP Unit granted hereunder, upon becoming a Post-Conversion Period Performance LTIP Unit under the Partnership Agreement, shall be subject to purchase by the Partnership or its designee under this Section 7 (such repurchase right, the “Partnership Call Right”).  A Partnership Call Right may be exercised with respect to any Post-Conversion Period Performance LTIP Unit by (a) the delivery of a notice (a “Partnership Call Right Notice”) in the form attached hereto as Exhibit B to the holder of the applicable Performance LTIP Units no more than thirty (30) days prior to the Call Date specified in such Partnership Call Right Notice, and (b) the payment of the applicable purchase price no later than the applicable Call Date.  The purchase price for any Post-Conversion Period Performance LTIP Unit being purchased under the Partnership Call Right will be the fair market value of such Units as of the applicable Call Date, as determined in good faith by the General Partner.  The General Partner may, in its sole discretion, permit any Partnership Call Right to be exercised by the Partnership or its designee, and the purchase price payable in respect of any Partnership Call Right may be paid in any combination of immediately available funds and REIT Shares (valued using the REIT Share Value as of the applicable Call Date), as determined by the

General Partner in its sole discretion.  Each Partnership Call Right Notice shall be provided in the manner provided in Section 12.01 of the Partnership Agreement.  Section 5(b) of Exhibit H of the Partnership Agreement shall not apply to any LTIP Unit purchased pursuant to a Partnership Call Right, unless the purchasing party is the Partnership.
8.The LTIP Units will be registered in the name of the Grantee as Restricted Units and may be held by the Company or the Partnership prior to the lapse of the restrictions thereon as provided in Section 4 or 6 hereof (the “Restricted Period”).  Any certificate for LTIP Units issued during the Restricted Period shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A CLASS 1 PERFORMANCE LTIP UNIT AWARD AGREEMENT DATED [DATE] BETWEEN THE REGISTERED OWNER OF THE UNITS REPRESENTED HEREBY, UDR, INC. AND UNITED DOMINION REALTY, L.P.  RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF UDR, INC.

At the Company’s or the Partnership’s request, the Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Restricted Units, or to effectuate the transfer or surrender of such Restricted Units to the Partnership.  In addition, if requested, the Grantee shall deposit with the Company or the Partnership, a stock/unit power, or powers, executed in blank and sufficient to re-convey the Restricted Units to the Company or the Partnership upon termination of the Grantee’s service during the Restricted Period, in accordance with the provisions of this Agreement.

9.Covenants, Representations and Warranties.   The Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Grantee and his or her spouse, if applicable, that:

(a)Investment. The Grantee is holding the LTIP Units for the Grantee’s own account, and not for the account of any other person or entity. The Grantee is holding the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)Relation to the Partnership. The Grantee is presently a director of the Company, which is the sole general partner of the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c)Access to Information. The Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d)Registration. The Grantee understands that the LTIP Units have not been registered under the 1933 Act, and the LTIP Units cannot be transferred by the Grantee unless such transfer is registered under the 1933 Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the 1933 Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the 1933 Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the 1933 Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months after the issuance of the LTIP Units and then not unless the terms and conditions of Rule 144 have been satisfied.

(e)Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)Tax Advice. The Partnership has made no warranties or representations to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83, 704, and 707 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations or similar regulations become final or temporary regulations, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Further, Congress recently enacted, and proposed Treasury Regulations were recently issued under, Section 1061 of the Code, which materially alters the taxation of “profits interests” issued in connection with the provision of services. The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

10.LTIP Units Subject to Partnership Agreement; Restrictions on Transfer.   The LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units set forth in Article 9 of the Partnership Agreement.  Any permitted transferee of the LTIP Units shall take such LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require.  Any Transfer of the LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.  Notwithstanding any other provision of this Agreement, without the consent of the Committee (which it may give or withhold in its sole discretion), the Grantee shall not Transfer the LTIP Units (whether vested or unvested, but excluding for the avoidance of doubt any conversion of a Class 1 Performance LTIP Unit to a Class 1 LTIP Unit) or any corresponding Class 1 LTIP Units into which the Class 1 Performance LTIP Units convert, including by means of a redemption of such Class 1 LTIP Units by the Partnership, until the earlier of (i) the occurrence of, and in connection with, a Change of Control (or such earlier time as is necessary in order for the Grantee to participate in such Change of Control transaction with respect to the LTIP Units and receive the consideration payable with respect thereto in connection with such Change of Control) and (ii) the expiration of the two (2) year period following the applicable Date of Award set forth above, other than by will or the laws of descent and distribution.
11.Capital Account.   The Grantee shall make no contribution of capital to the Partnership in connection with the issuance of the LTIP Units and, as a result, the Grantee’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units.
12.Stop Transfer Notices.   In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Plan or the Partnership Agreement, the Company and the Partnership may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company or the Partnership transfers its own securities, it may make appropriate notations to the same effect in its own records.
13.Refusal to Transfer.   The Partnership shall not be required (a) to transfer on its books any LTIP Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Plan or the Partnership Agreement, or (b) to treat as owner of such LTIP Units or to accord the right to vote or make distributions to any purchaser or other transferee to whom such LTIP Units shall have been so transferred.

14.Restrictions on Public Sale by the Grantee.   To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and for a period of up to 180 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).
15.Conformity to Securities Laws.   The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to, the 1933 Act and the 1934 Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the 1934 Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and this award of LTIP Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
16.No Right of Continued Service.   Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Grantee’s service at any time, nor confer upon the Grantee any right to continue in the service of the Company or any Parent or Subsidiary.
17.Payment of Taxes.
(a) The Grantee covenants that the Grantee shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Grantee’s residence) with respect to the LTIP Units, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Grantee and the Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. A form of election under Section 83(b) of the Code is attached hereto as Exhibit A.  The Grantee represents that the Grantee has consulted any tax advisor(s) that the Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Grantee requests that the Company, the Partnership or any representative thereof make such filing on the Grantee’s behalf. The Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
(b) The Grantee will, no later than the date as of which any amount related to the LTIP Units first becomes includable in the Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. For the avoidance of doubt, the Grantee may satisfy such payment by permitting the Company or the Partnership to reduce the number of LTIP Units by an amount sufficient to satisfy the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company and the Partnership under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.
(c)Prior to any event in connection with the Award that the Company determines may result in any tax withholding obligation, whether U.S. federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
18.Profits Interests.   The Partnership and the Grantee intend that (i) the LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Partners, in each case, as set forth in the Partnership Agreement.
19.Ownership Information.   The Grantee hereby covenants that so long as the Grantee holds any LTIP Units, at the request of the Partnership, the Grantee shall disclose to the Partnership in writing such information relating to the Grantee’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
20.Grantee’s Covenant.     The Grantee hereby agrees to use his or her best efforts to provide services to the Company in a workmanlike manner and to promote the Company’s interests.
21.Amendment.   The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

22.Plan Controls.   The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.
23.Successors.   This Agreement shall be binding upon any successor of the Company or the Partnership, in accordance with the terms of this Agreement and the Plan.
24.Severability.   If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
25.Notice.   Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company or the Partnership must be addressed to:

UDR, Inc.
1745 Shea Center Dr., Suite 200

Highlands Ranch, Colorado 80129

Attn: Corporate Secretary

or any other address designated by the Company or the Partnership in a written notice to the Grantee.  Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

26.Dispute Resolution.   The provisions of this Section 26 shall be the exclusive means of resolving disputes arising out of or relating to the Plan and this Agreement.  The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Colorado) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 26 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

IN WITNESS WHEREOF, the Company, the Partnership and the Grantee have executed this Agreement and agree that the LTIP Units are to be governed by the terms and conditions of this Agreement, the Partnership Agreement and the Plan.

UDR, INC.

By:
Name:
Title:

UNITED DOMINION REALTY, L.P., a Delaware limited partnership By:UDR, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

The Grantee acknowledges receipt of a copy of the Plan, the Partnership Agreement and this Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the LTIP Units subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Agreement, the Partnership Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Partnership Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 26 of this Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

GRANTEE:

_________________________________

[Name]

Exhibit A

FORM OF SECTION 83(b) ELECTION

[Attached]

A-1

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:

ADDRESS:

TAXABLE YEAR:

The name, taxpayer identification number and address of the undersigned’s spouse are (complete if applicable):

SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:

ADDRESS:

2.The property which is the subject of this election is <LTIPS_GRANTED> Class 1 Performance LTIP Units (the “Units”) of United Dominion Realty, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.The date on which the above property was transferred to the undersigned was <GRANT DATE>.

4.The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company.  In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5.The fair market value of the above property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0.

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6.The amount paid for the above property by the undersigned was $0.

7.The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of this election will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Dated: _________________	____________________________________ <GRANTEE NAME>
Dated: _________________	____________________________________ <SPOUSE NAME>

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Exhibit B

PARTNERSHIP CALL RIGHT NOTICE

United Dominion Realty, L.P. (the “Partnership”) hereby irrevocably elects, in accordance with the terms of Section 7 of that certain Class 1 Performance Unit Award Agreement dated as of [DATE] by and between the Partnership and [GRANTEE] (the “Award Agreement”), to exercise the Partnership Call Right with respect to certain Post-Conversion Period Performance LTIP Units that were issued under such agreement (the “Post-Conversion Period Class 1 Performance LTIP Units”). The Call Date applicable to such exercise and the subject Post-Conversion Period Class 1 Performance LTIP Units are set forth below. In accordance with the terms of the Award Agreement, you will be paid the fair market value of such Class 1 Performance LTIP Units as of the Call Date, as determined in good faith by the General Partner of the Partnership, which price the General Partner subsequently will provide on the Call Date if not stated below. Such amount may be paid in cash or in stock of UDR, Inc., a Maryland corporation, or in any combination thereof, as determined by the General Partner in its sole discretion.

Name of Post-Conversion Period Class 1 Performance LTIP Unit Holder:

Name as Registered with Partnership

Number of Post-Conversion Period Class 1 Performance LTIP Units to be Purchased:

  ______

Date of Award of Post-Conversion Period Class 1 Performance LTIP Units to be Purchased:

  ______

Call Date:

Aggregate Purchase Price:

B-1